FORM T-1

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

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                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO

                            SECTION 305(b)(2) _______

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                     UNITED STATES TRUST COMPANY OF NEW YORK
               (Exact name of trustee as specified in its charter)

           New York                               13-3818954
(Jurisdiction of incorporation                  (I.R.S. employer
 if not a U.S. national bank)                  identification No.)

          114 West 47th Street                      10036-1532
             New York, NY                            (Zip Code)
         (Address of principal
           executive offices)

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                           GST EQUIPMENT FUNDING, INC.
               (Exact name of obligor as specified in its charter)

       Delaware                                91-1785734
  (State or other jurisdiction of           (I.R.S. employer
   incorporation or organization)           identification No.)

4317 N. E. Thurston Way
    Vancouver, WA                                   98662
(Address of principal executive offices)          (Zip Code)

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                 13-1/4% Senior Secured Exchange Notes due 2007
                       (Title of the indenture securities)

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                                      - 2 -

                                     GENERAL

1.     GENERAL INFORMATION

       Furnish the following information as to the trustee:

       (a) Name and address of each examining or supervising authority to which it is subject.

            Federal Reserve Bank of New York (2nd District), New York, New York (Board of Governors of the Federal Reserve System)

            Federal Deposit Insurance Corporation, Washington, D.C. New York State Banking Department, Albany, New York

       (b)  Whether it is authorized to exercise corporate trust powers.

            The trustee is authorized to exercise corporate trust powers.

2.     AFFILIATIONS WITH THE OBLIGOR

       If the obligor is an affiliate of the trustee, describe each such affiliation.

                 None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

       GST Equipment Funding, Inc. currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16.    LIST OF EXHIBITS

       T-1.1     --   Organization Certificate,  as amended, issued by the State of New York Banking  Department to transact  business as a
                      Trust  Company,  is  incorporated  by reference to Exhibit
                      T-1.1 to Form T-1  filed on  September  15,  1995 with the
                      Commission pursuant to the Trust Indenture Act of 1939, as
                      amended  by  the  Trust  Indenture   Reform  Act  of  1990
                      (Registration No. 33-97056).

       T-1.2    --    Included in Exhibit T-1.1.

       T-1.3    --    Included in Exhibit T-1.1.


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                                      - 3 -

16.    LIST OF EXHIBITS
       (CONT'D)

       T-1.4    --    The By-Laws of United States Trust Company of New York, as
                      amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                      33-97056).

       T-1.6    --    The consent of the trustee  required by Section  321(b) of the Trust  Indenture  Act of 1939, as amended by the Trust
                      Indenture Reform Act of 1990.

       T-1.7    --    A copy of the latest  report of  condition  of the trustee pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of August 11, 1997, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

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Pursuant to the  requirements  of the Trust  Indenture Act of 1939, the trustee,
United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 11th day of August, 1997.

UNITED STATES TRUST COMPANY
    OF NEW YORK, Trustee

By: /s/ Cynthia Chaney
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     Cynthia Chaney
     Assistant Vice President
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                                                                   EXHIBIT T-1.6

       The consent of the trustee required by Section 321(b) of the Act.

                     United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036

January 7, 1997

Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Very truly yours,

UNITED STATES TRUST COMPANY
  OF NEW YORK

    /s/ GERARD F. GANEY
------------------------------
By: Gerard F. Ganey
    Senior Vice President


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                                                                   EXHIBIT T-1.7

                     UNITED STATES TRUST COMPANY OF NEW YORK
                       CONSOLIDATED STATEMENT OF CONDITION
                                  JUNE 30, 1997
                                 (IN THOUSANDS)

ASSETS

Cash and Due from Banks                                              83,529

Short-Term Investments                                              259,746

Securities, Available for Sale                                      924,165

Loans                                                             1,437,342

Less:  Allowance for Credit Losses                                   13,779
                                                                 ----------
        Net Loans                                                 1,423,563

Premises and Equipment                                               61,515
Other Assets                                                        122,696
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        TOTAL ASSETS                                             $2,875,214
                                                                 ==========
LIABILITIES
Deposits:

        Non-Interest Bearing                                     $  763,075
        Interest Bearing                                          1,409,017
                                                                 ----------
           Total Deposits                                         2,172,092

Short-Term Credit Facilities                                        404,212
Accounts Payable and Accrued Liabilities                            132,213
                                                                 ----------
        TOTAL LIABILITIES                                        $2,708,517
                                                                 ==========

STOCKHOLDER'S EQUITY
Common Stock                                                         14,995
Capital Surplus                                                      49,541
Retained Earnings                                                   100,930

Unrealized Gains (Losses) on Securities
     Available for Sale, Net of Taxes                                (1,231)
                                                                 -----------
TOTAL STOCKHOLDER'S EQUITY                                          166,697
                                                                 -----------
    TOTAL LIABILITIES AND
     STOCKHOLDER'S EQUITY                                        $2,875,214
                                                                 ==========

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

/s/ Richard E. Brinkmann, SVP & Controller
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August 7, 1997